                                                                   EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                                 ---------------


                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

                                 ---------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                                 31-0838515
                                                            (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                          43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0430
                          CHICAGO, ILLINOIS 60670-0430
             ATTN: SANDRA L. CARUBA, VICE PRESIDENT, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                 ---------------

                           MERCURY GENERAL CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



             CALIFORNIA                                          95-2211612
    (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

4484 WILSHIRE BOULEVARD
LOS ANGELES, CALIFORNIA                                           90010
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
        TRUSTEE:

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C.;
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

        (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

        1. A copy of the articles of association of the trustee now in effect.*

        2. A copy of the certificate of authority of the trustee to commence business.*

        3. A copy of the authorization of the trustee to exercise corporate trust powers.*

        4. A copy of the existing by-laws of the trustee.*

        5. Not Applicable.

        6. The consent of the trustee required by Section 321(b) of the Act.

        7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

        8. Not Applicable.

        9. Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 26th day of April, 2001.


        BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE

        BY  /s/ SANDRA L. CARUBA
            ----------------------------
                SANDRA L. CARUBA
                VICE PRESIDENT


*EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                 April 26, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Mercury General Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                                    BY:   /s/ SANDRA L. CARUBA
                                        ------------------------------------
                                              SANDRA L. CARUBA
                                              VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 12/31/00       State #:  391581    FFIEC 032
Address:               100 Broad Street               Vendor ID:  D             Cert #:  21377      Page RC-1
City, State  Zip:      Columbus, OH 43271             Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                              DOLLAR AMOUNTS IN THOUSANDS    C300
                                                                                              RCON     BIL MIL THOU
                                                                                              ----     ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                     RCON
    a. Noninterest-bearing balances and currency and coin(1) ...................               0081            64,969         1.a
    b. Interest-bearing balances(2) ............................................               0071                 0         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ...............               1754                 0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ............               1773             4,286         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell .....................................................................               1350         1,056,754         3.
4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                                 RCON
    RC-C) ......................................................................               2122           346,052         4.a
    b. LESS: Allowance for loan and lease losses ...............................               3123               372         4.b
    c. LESS: Allocated transfer risk reserve ...................................               3128                 0         4.c
    d. Loans and leases, net of unearned income, allowance, and                                RCON
       reserve (item 4.a minus 4.b and 4.c) ....................................               2125           345,680         4.d
5.  Trading assets (from Schedule RD-D) ........................................               3545                 0         5.
6.  Premises and fixed assets (including capitalized leases) ...................               2145            21,835         6.
7.  Other real estate owned (from Schedule RC-M) ...............................               2150                 0         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) .............................................               2130                 0         8.
9.  Customers' liability to this bank on acceptances outstanding ...............               2155                 0         9.
10. Intangible assets (from Schedule RC-M) .....................................               2143            13,697        10.
11. Other assets (from Schedule RC-F) ..........................................               2160           131,390        11.
12. Total assets (sum of items 1 through 11) ...................................               2170         1,638,611        12.

--------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 12/31/00       State #:  391581    FFIEC 032
Address:               100 Broad Street               Vendor ID:  D             Cert #:  21377      Page RC-2
City, State  Zip:      Columbus, OH 43271             Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                                          DOLLAR AMOUNTS IN
                                                                                                              THOUSANDS
                                                                                                              ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                   RCON
       from Schedule RC-E, part I) .............................................               2200         1,410,826       13.a
       (1) Noninterest-bearing(1) ..............................................               6631           830,363       13.a1
       (2) Interest-bearing ....................................................               6636           580,463       13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) ......................................
       (1) Noninterest bearing .................................................
       (2) Interest-bearing ....................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase: .............................................................               RCFD 2800            0        14
15. a. Demand notes issued to the U.S. Treasury ................................               RCON 2840            0        15.a
    b. Trading Liabilities(from Schedule RC-D) .................................               RCFD 3548            0        15.b

16. Other borrowed money:                                                                      RCON
    a. With original maturity of one year or less ..............................               2332                 0        16.a
    b. With original maturity of more than one year ............................               A547                 0        16.b
    c. With original maturity of more than three years .........................               A548                 0        16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ....................               2920                 0        18.
19. Subordinated notes and debentures ..........................................               3200                 0        19.
20. Other liabilities (from Schedule RC-G) .....................................               2930            75,186        20.
21. Total liabilities (sum of items 13 through 20) .............................               2948         1,486,012        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ..............................               3838                 0        23.
24. Common stock ...............................................................               3230               800        24.
25. Surplus (exclude all surplus related to preferred stock) ...................               3839            45,157        25.
26. a. Undivided profits and capital reserves ..................................               3632           106,620        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
        securities .............................................................               8434                22        26.b
    c. Accumulated net gains (losses) on cash flow hedges ......................               4336                 0        26.c
27. Cumulative foreign currency translation adjustments ........................
28. Total equity capital (sum of items 23 through 27) ..........................               3210           152,599        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ......................................               3300         1,638,611        29.


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best
describes the most comprehensive level of auditing work performed for the bank                             Number
by independent external auditors as of any date during 1996........................... RCFD 6724    N.A.    M.1.

1 =  Independent audit of the bank conducted in accordance         4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external  auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 =  Independent audit of the bank's parent holding company        5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which         6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                              7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in               8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required
     by state chartering authority)

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.